Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

AMC ENTERTAINMENT HOLDINGS, INC.

A Delaware Corporation

PREAMBLE

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”) and the Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”), then in effect (the “Certificate of Incorporation”).  In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I
Meetings of Stockholders

Section 1.                             Registered Office.  The registered office of the Corporation shall be fixed in the Certificate of Incorporation.

Section 2.                             Other Offices.  The Corporation’s Board of Directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business or as the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

Section 1.                             Annual Meetings.  An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place of the annual meeting shall be determined by the board of directors of the Board of Directors.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of Article II of these Bylaws, (ii) by or at the direction of the Chairman of the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting who complied with the notice procedures set forth in the succeeding paragraphs of this Section 1 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that with respect to the annual meeting following the adoption of these Bylaws or in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, for notice by the stockholder to be timely it must be so delivered not earlier than 60 days prior to such annual meeting and not later than the close of business on the later of the 30th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice.  Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the anniversary of the preceding year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 1 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

Such stockholder’s notice shall also set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolutions proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.  The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, the chairman shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall not be transacted.

Whenever used in the Bylaws, “public announcement” shall mean disclosure (i) in a press release released by the Corporation (provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites) or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock of the Corporation to elect directors under specified circumstances, if any.

Section 2.                             Special Meetings.  Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be held only upon call by the Board of Directors, and shall be held at such place, date and time, within or without the State of Delaware, as may be specified by such body or person or persons in such call.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice for such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

Section 3.                             Place of Meetings.  The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 4.                             Notice.  Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation.

Section 5.                             Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.                             Quorum; Adjourned Meetings.  At any meeting of the stockholders, the holders of record, present in person or represented by proxy, of a majority of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 7.                             Vote Required.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  In all other matters, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.                             Voting Rights.  Except as otherwise provided by the DGCL or by the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock of the Corporation) or any amendments thereto, every stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

Section 9.                             Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.  All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 10.                      Action by Written Consent.  At any time when the Certificate of Incorporation permits action by stockholders of the Corporation to be taken by written consent, the provisions of this Section 10 shall apply.  Consents shall be delivered to the Corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery of consents shall be by hand or by certified or registered mail, return receipt requested.  All consents properly delivered in accordance with the Certificate of Incorporation and this Section 10 shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 10, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 11.                      Organization.  Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors, by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 12.                      Inspectors of Election.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
Directors

Section 1.                             General Powers; Regulations.  Except as may otherwise be provided by law, by the Certificate of Incorporation or these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers and authority of the Corporation.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.  In addition to the election of a Chairman of the Board of Directors, the Board of Directors may elect one or more Vice Chairmen or lead directors to perform such other duties as may be designated by the Board of Directors.

Section 2.                             Number, Election and Term of Office.  The directors shall be classified (including directors in office as of the date hereof) with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, which number may be modified (but not reduced to less than three) from time to time exclusively by resolution of the Board of Directors, subject to any rights of the holders of shares of any class or series of preferred stock of the Corporation, if in effect.  One class’s initial term will expire at the first annual meeting of the stockholders following the date hereof, another class’s initial term will expire at the second annual meeting of the stockholders following the date hereof and another class’s initial term will expire at the third annual meeting of stockholders following the date hereof, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.  At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the date hereof, subject to any rights of the holders of shares of any class or series of preferred stock of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.  The numbers of directors shall be determined in the manner provided in the Certificate of Incorporation.  At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

Section 3.                             Removal and Resignation.  Directors may only be removed as provided in the Certificate of Incorporation.  Any director may resign at any time upon written notice to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 4.                             Vacancies.  Vacancies (including any vacancies that result from an increase in the number of directors) may only be filled as provided in the Certificate of Incorporation.  Each director so chosen shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

Section 5.                             Annual Meetings.  The annual meeting of each newly elected Board of Directors shall be held at such time and place as shall have been specified in advance notice given on at least 24 hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail, or such shorter period as approved by all directors.

Section 6.                             Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the Board of Directors shall be held at least 4 times per year in the United States and shall coincide with audit committee meetings if reasonably practical. The meetings may be held without notice so long as the times and dates of such meetings are publicized in advance to all directors.  Special meetings of the Board of Directors may be held at any time or place within or outside the State of Delaware whenever called by or at the request of any director on at least 24 hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail, or such shorter period as approved by all directors.

Section 7.                             Quorum, Adjournment and Required Vote.  At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another date, time or place, provided such adjourned meeting is no earlier than 24 hours after written notice of such postponement has been given to each director, either personally, by telephone, by mail, by facsimile or e-mail, or such shorter period as approved by all directors and, at any such postponed meeting, a quorum shall consist of a majority of the total number of directors.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.                             Committees.  Subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed, the Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to: (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (ii) adopt an agreement of merger or consolidation or a certificate of ownership and merger; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (v) amend these Bylaws.  The Board of Directors may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9.                             Committee Rules.  Each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 10.                      Communications Equipment.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11.                      Waiver of Notice.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 12.                      Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.                      Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman by the

Chief Executive Officer, or in the absence of the foregoing persons by a chairman chosen at the meeting.  The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 14.                      Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws:  (i) the Board of Directors shall have the authority to fix the compensation of directors; (ii) the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director; (iii) no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore; and (iv) members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15.                      Reliance Upon Books and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers, employees, agents, committees, or by any other person as to matters the member reasonably believes are within such other person’s or persons’ professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV
Officers

Section 1.                             Officers; Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Treasurer.  The Corporation may also have at the discretion of the Board of Directors, and except as otherwise provided in the Certificate of Incorporation, such other officers as are desired, including a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed in accordance with the provisions of the Certificate of Incorporation and this Article IV.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.                             Election and Term of Office.  Each officer of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors at which his or her successor has been elected and qualified.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.  New offices may be created and filled at any meeting of the

Board of Directors.  Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                             Removal; Resignation.  Any officer elected by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights.  Any officer may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 4.                             Vacancies.  Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors then in office at any annual, regular or special meeting.

Section 5.                             Compensation.  Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.                             Chairman of the Board.  The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws or provided by law.

Section 7.                             Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the provisions of the Certificate of Incorporation, these Bylaws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers.  He or she shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.  The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or employee and the authority to appoint Vice Presidents of the Corporation.

Section 8.                             Chief Financial Officer.  The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public securities purposes.  He or she shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.

Section 9.                             President.  The President shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the case where the President is not also the Chief Executive Officer, the President shall report to the Chief Executive Officer and shall have such duties and responsibilities as shall be determined by the Board of Directors.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.  At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 10.                      Vice Presidents.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.  In the absence or disability of the President, or the Chief Executive Officer in the event that there is no President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President or the Chief Executive Officer as applicable, and when so acting shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer as applicable.

Section 11.                      Treasurer and Assistant Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine.  The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may, from time to time, prescribe.

Section 12.                      Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the supervision of the Chief Executive Officer, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer or these Bylaws may, from time to time, prescribe, and shall have custody of the corporate seal of the Corporation.  The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors and the Chief Executive Officer may, from time to time, prescribe.

Section 13.                      Other Officers, Assistant Officers and Agents.  Officers and assistant officers, other than those whose duties are provided for in these Bylaws, and agents of the Corporation shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 14.                      Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
Certificates of Stock

Section 1.                             Certificates of Stock, Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate, signed by, or in the name, of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or the President or a Vice President, and by the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation.  Any or all of the signatures on the certificate may be a facsimile or in engraved or printed form, to the extent permitted by law.  In case any officer or officers or transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation or such transfer agent or registrar whether because of death, resignation or otherwise before such certificate or certificates have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation or such transfer agent or registrar.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2.                             Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.                             Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of shares of uncertificated stock shall be made on the books of the Corporation or as otherwise provided by law.  Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 4.                             Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may, except as otherwise provided in the Certificate of Incorporation, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day preceding the day on which notice is given, or if notice is waived, at the close of business on the day preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.                             Fixing a Record Date for Action by Written Consent.  At any time when the Certificate of Incorporation permits action by stockholders of the Corporation to be taken by written consent, the provisions of this Section 5 shall apply.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 6.                             Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.  Except as otherwise provided in the Certificate of Incorporation, before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve.

Section 7.                             Fixing a Record Date for Dividend or Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8.                             Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends and other distributions, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, provided that if a transfer of shares shall be made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

ARTICLE VI
Indemnification

The Corporation shall indemnify the Indemnitees (as that term is defined in the Certificate of Incorporation) as specified in the Certificate of Incorporation.

ARTICLE VII
General Provisions

Section 1.                             Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.                             Corporate Seal.  The Board of Directors may provide for a corporate seal which shall be in such form as may be approved from time to time by the Board of Directors and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Incorporated, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.                             Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4.                             Notices.  Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an overnight courier service.  Notice to directors may also be given personally or by telephone, telegram, telex, facsimile or e-mail.  Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

Section 5.                             Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 6.                             Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
Amendments

These Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors in accordance with the Certificate of Incorporation.  The fact that the power to adopt, amend or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE IX
Exclusive Jurisidiction of Delware Courts

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.